Exhibit 99.2

Mineras de DynaResource

San Jose de Gracia Project

Pilot Production Proforma Cash Flow (2015-2023)

January 16, 2015

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	TOTALS
ASSUMPTIONS
Production Rate	150 TONNES/DAY		250 TONNES/DAY		500 TONNES/DAY
Work Days	300	300	300	300	300	300	300	300
Tonnes Per Year	35,625	45,000	75,000	75,000	150,000	150,000	150,000	150,000	830,625

Mining Cost per tonne (including fuel)	38	38	38	38	38	38	38	38
Milling Cost per tonne (including fuel)	23	23	23	23	23	23	23	23

Operating Costs per tonne	172	113	112	112	112	112	112	112
Operating Costs per ounce	575	290	288	288	286	286	286	286
Total Costs per ounce	748	403	400	400	398	398	398	398

Gold Price (Market)	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200
Less Buyer Discount (7.5%)	(90)	(90)	(90)	(90)	(90)	(90)	(90)	(90)
Net Gold Price	1,110	1,110	1,110	1,110	1,110	1,110	1,110	1,110

Gold Recovery (%)	80	90	90	90	90	90	90	90

Mill Grade (grams per tonne)	12	15	15	15	15	15	15	15
Ounces to Mill	16,276	21,701	36,169	36,169	72,338	72,338	72,338	72,338
Recovery Ounces	14,106	19,531	32,552	32,552	65,104	65,104	65,104	65,104
Treatment Costs/Refining Costs/Penalties (10%)	(1,411)	(1,953)	(3,255)	(3,255)	(6,510)	(6,510)	(6,510)	(6,510)
Net Gold Ounces Recovered (From Smelter)	12,695	17,578	29,297	29,297	58,594	58,594	58,594	58,594	323,242

GROSS REVENUES (net gold ounces * net gold price)	14,091,797	19,511,719	32,519,531	32,519,531	65,039,063	65,039,063	65,039,063	65,039,063	358,798,828

OPERATING EXPENSES:
Mining Development via Contract (Stock Ramp and Other)	1,080,000	-	-	-	-	-	-	-
Mining Costs (cost per tonne * tonnes per month)	1,353,750	1,810,000	2,950,000	2,950,000	5,800,000	5,800,000	5,800,000	5,800,000
Milling Costs (cost per tonne * tonnes per month)	819,375	1,035,000	1,725,000	1,725,000	3,450,000	3,450,000	3,450,000	3,450,000
Personnel (Mill and Mine Operations)	1,650,000	1,650,000	2,739,000	2,739,000	5,478,000	5,478,000	5,478,000	5,478,000
Other overhead (no personnel)	240,000	240,000	420,000	420,000	840,000	840,000	840,000	840,000
Management Fees	360,000	360,000	600,000	600,000	1,200,000	1,200,000	1,200,000	1,200,000
TOTAL OPERATING COSTS	5,503,125	5,095,000	8,434,000	8,434,000	16,768,000	16,768,000	16,768,000	16,768,000	94,538,125

NET OPERATING INCOME (LOSS)	8,588,672	14,416,719	24,085,531	24,085,531	48,271,063	48,271,063	48,271,063	48,271,063	264,260,703

CORPORATE OVERHEAD:
Mine Concessions Taxes	640,000	470,000	470,000	470,000	470,000	470,000	470,000	470,000
Ejito Rental (Annual Payment)	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
San Jose de Gracia Community Development & Support	340,000	120,000	120,000	120,000	120,000	120,000	120,000	120,000
Corporate--Salaries and Wages and Benefits	960,000	960,000	1,593,600	1,593,600	1,987,200	1,987,200	1,987,200	1,987,200
Corporate--Legal and Professional	600,000	600,000	900,000	900,000	1,200,000	1,200,000	1,200,000	1,200,000
Corporate--Other	180,000	180,000	300,000	300,000	600,000	600,000	600,000	600,000
Management Fee Offset	(360,000)	(360,000)	(600,000)	(600,000)	(1,200,000)	(1,200,000)	(1,200,000)	(1,200,000)
TOTAL CORPORATE OVERHEAD	2,460,000	2,070,000	2,883,600	2,883,600	3,277,200	3,277,200	3,277,200	3,277,200	23,406,000

TOTAL ALL EXPENSES (OPERATING AND CORPORATE)	7,963,125	7,165,000	11,317,600	11,317,600	20,045,200	20,045,200	20,045,200	20,045,200	117,944,125

NET INCOME (LOSS)	6,128,672	12,346,719	21,201,931	21,201,931	44,993,863	44,993,863	44,993,863	44,993,863	240,854,703

CASH FLOWS:
Beginning Cash Balance	250,000	7,902,695	19,449,413	23,767,360	44,169,291	60,653,193	104,847,055	149,040,917
Initial Capital Infusion (12.5 % Equity Acquisition)	6,250,000	-	-	-	-	-	-	-
Capital Improvements from Cash Flow	-	-	(15,000,000)	-	(25,000,000)	-	-	-
Sales Receipts--gold sales--1 month delay	12,465,820	19,511,718	31,435,547	32,519,531	62,329,101	65,039,062	65,039,062	65,039,062
Capital Improvements--Mine	(150,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)
Capital Improvements--Mill	(50,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)
Capital Costs--Equipment	(2,900,000)	-	-	-	-	-	-	-
Stock Ramp and Mining Contract Development	(1,080,000)	-	-	-	-	-	-	-
Expenses (Operating and Other, less Stock Ramp and Mining Contr)	(6,883,125)	(7,165,000)	(11,317,600)	(11,317,600)	(20,045,200)	(20,045,200)	(20,045,200)	(20,045,200)

ENDING CASH BALANCE	7,902,695	19,449,413	23,767,360	44,169,291	60,653,193	104,847,055	149,040,917	193,234,780	$ 193,234,780
ACCOUNTS RECEIVABLE	1,625,977	1,625,977	2,709,961	2,709,961	5,419,922	5,419,922	5,419,922	5,419,922	$ 5,419,922
TOTAL CASH AND RECEIVABLES	9,528,671	21,075,390	26,477,321	46,879,252	66,073,115	110,266,977	154,460,839	198,654,702	$ 198,654,702
EPS (Earnings per Share) (16.5M shares)	0.58	1.28	1.60	2.84	4.00	6.68	9.36	12.04	$ 12.04
NPV (Net Present Value)(8% discount rate)	$115,414,146								$ 115,414,146
Project IRR (Internal Rate of Return)	190%								190%